UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2024

Goldman Sachs Private Credit Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01627	92-3241797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 West Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)

(312) 655-4419

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 - Entry into a Material Definitive Agreement.

BNPP Revolving Credit Facility

On October 31, 2024, GS Private Credit SPV Public I LLC (“SPV Public I”), a wholly owned subsidiary of Goldman Sachs Private Credit Corp. (the “Company”), entered into the Second Amendment (the “Second Amendment”) to the Revolving Credit and Security Agreement, dated as of September 28, 2023 (as amended, supplemented and/or otherwise modified and in effect from time to time, the “BNPP Revolving Credit Facility”), by and among BNP Paribas, as administrative agent, State Street Bank and Trust Company, as collateral agent, the Company, as equityholder and investment advisor, SPV Public I, as borrower, and the lenders party thereto. The Second Amendment, among other things, (i) increased the aggregate maximum facility amount from $400 million to $900 million, (ii) extended the end of the period in which the Company may make borrowings under the facility from May 30, 2026 to October 31, 2026, (iii) extended the final maturity date of the facility from May 31, 2027 to November 1, 2027 and (iv) reduced the margin applicable to advances from 1.735% per annum to 1.63% per annum, which applicable margin shall increase to 2.63% per annum after the expiration of the reinvestment period.

The foregoing description is only a summary of the material provisions of the Second Amendment and is qualified in its entirety by reference to a copy of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Truist Revolving Credit Facility

On November 4, 2024, in connection with the Senior Secured Revolving Credit Agreement, dated as of April 6, 2023 (as amended, supplemented and/or otherwise modified and in effect from time to time, the “Truist Revolving Credit Facility”), by and among the Company, as borrower, the lenders and issuing banks from time to time party thereto, and Truist Bank, as administrative agent, the Company exercised its right pursuant to the terms of the Truist Revolving Credit Facility to request a Commitment Increase and Fifth Third Bank, National Association agreed to participate in an increase of the Multicurrency Commitments from $900 million to $950 million. As a result, the total Commitments under the Truist Revolving Credit Facility increased from $1,180 million to $1,230 million. Pursuant to the accordion feature in the Truist Revolving Credit Facility, the aggregate amount of all Commitments thereunder may be further increased up to $1,770 million. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Truist Revolving Credit Facility.

The foregoing description is only a summary of the material provisions of the commitment increase request (the “Commitment Increase Request”) and is qualified in its entirety by reference to a copy of the Commitment Increase Request, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1*	Second Amendment to Revolving Credit and Security Agreement, dated as of October 31, 2024, by and among GS Private Credit SPV Public I LLC, BNP Paribas, as administrative agent, State Street Bank and Trust Company, as collateral agent, and Goldman Sachs Private Credit Corp., as equityholder and investment advisor.

10.2	Commitment Increase Request, dated as of November 4, 2024, by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE CREDIT CORP. (Registrant)

Date: November 6, 2024	By:	/s/ Alex Chi
	Name:	Alex Chi
	Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President